UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2007

Commission File Number 2-39621

United Fire & Casualty Company

(Exact name of registrant as specified in its charter)

Iowa	42-0644327
(State of Incorporation)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa 52407

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 16, 2007, John A. Rife announced that he will retire as President and Chief Executive Officer on May 16, 2007. Mr. Rife will continue to serve on the Board of Directors of United Fire & Casualty Company and its subsidiary companies and will retain the position of President of the Company’s subsidiary, United Life Insurance Company, a post he has held since 1984.

On February 20, 2007, Byron G. Riley announced that he will retire as a Director of United Fire & Casualty Company, effective May 16, 2007.

(c) On February 16, 2007, the company announced that Randy A. Ramlo, its current Executive Vice president and Chief Operating officer, will become the President and Chief Executive Officer of the Company, effective May 16, 2007.

The Company issued a press release on February 19, 2007; regarding Mr. Rife’s retirement as President and Chief Executive Officer, and Mr. Ramlo’s appointment as President and Chief Executive Officer of the Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibits are furnished herewith.

Exhibit 99.1	Press release, dated February 19, 2007, announcing the retirement of John A. Rife, President and Chief Executive Officer and the appointment of Randy A. Ramlo to President and Chief Executive Officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

February 20, 2007
(Date)

/s/ John A. Rife
John A. Rife, Chief Executive Officer